EXHIBIT 99.1

AutoZone 3rd Quarter Total Company Same Store Sales Increase 5.4%; Domestic Same Store Sales Increase 5.0%; EPS of $35.36

MEMPHIS, Tenn., May 27, 2025 (GLOBE NEWSWIRE) -- AutoZone, Inc. (NYSE: AZO) today reported net sales of $4.5 billion for its third quarter (12 weeks) ended May 10, 2025, an increase of 5.4% from the third quarter of fiscal 2024 (12 weeks). Same store sales, or sales for our domestic and international stores open at least one year, are as follows:

		Constant Currency		Constant Currency
	12 Weeks	12 Weeks*	36 Weeks	36 Weeks*

Domestic	5.0%	5.0%	2.4%	2.4%
International	(9.2%)	8.1%	(5.7%)	10.4%
Total Company	3.2%	5.4%	1.4%	3.4%
* Excludes impacts from fluctuations of foreign exchange rates.

For the quarter, gross profit, as a percentage of sales, was 52.7%, a decrease of 77 basis points vs the prior year. The decrease in gross margin was negatively impacted by higher inventory shrink, higher commercial mix, new distribution center startup costs and a 21-basis point ($8 million net) non-cash LIFO impact. Operating expenses, as a percentage of sales, were 33.3% versus last year at 32.2%. Deleverage was primarily driven by an increase in our self-insurance expense and investments to support our growth initiatives.

Operating profit decreased 3.8% to $866.2 million. Net income for the quarter decreased 6.6% over the same period last year to $608.4 million, while diluted earnings per share decreased 3.6% to $35.36.

Under its share repurchase program, AutoZone repurchased 70 thousand shares of its common stock at an average price per share of $3,571, for a total investment of $250.3 million. At the end of the third quarter, the Company had $1.1 billion remaining under its current share repurchase authorization.

The Company’s inventory increased 10.8% over the same period last year driven by new store growth and our same store sales growth initiatives. Net inventory, defined as merchandise inventories less accounts payable, on a per store basis, was negative $142 thousand versus negative $168 thousand last year and negative $161 thousand last quarter.

“I would like to thank all of our AutoZoners across the globe for their efforts in delivering strong sales results. We continue to be pleased with our strategy to grow our domestic and international DIY and Commercial sales. Domestically, both DIY and Commercial continued to perform well and sales accelerated meaningfully from the previous quarter. Our international business also continued to deliver strong results, as same store sales grew 8.1% on a constant currency basis. While currency rate moves continued to pressure reported sales and earnings, we believe our international operations are positioned well as we continue to focus on opening more stores in these markets. While our gross margins were pressured this quarter, we believe we will drive improvement as our new distribution centers ramp up and we continue to drive higher merchandise margins. We are excited about our momentum heading into the last quarter of the fiscal year, and we are well prepared for our summer selling season. As we continue to invest aggressively in our business, we remain committed to achieving our targeted return on capital for each investment. Our disciplined approach of increasing earnings and cash flow will deliver strong shareholder value,” said Phil Daniele, President and Chief Executive Officer.

During the quarter ended May 10, 2025, AutoZone opened 54 new stores in the U.S., 25 in Mexico and five in Brazil for a total of 84 net new stores. As of May 10, 2025, the Company had 6,537 stores in the U.S., 838 in Mexico and 141 in Brazil for a total store count of 7,516.

AutoZone is the leading retailer and distributor of automotive replacement parts and accessories in the Americas. Each store carries an extensive product line for cars, sport utility vehicles, vans and light duty trucks, including new and remanufactured automotive hard parts, maintenance items, accessories, and non-automotive products. The majority of stores have a commercial sales program that provides prompt delivery of parts and other products and commercial credit to local, regional and national repair garages, dealers, service stations, fleet owners and other accounts. AutoZone also sells automotive hard parts, maintenance items, accessories and non-automotive products through www.autozone.com, and our commercial customers can make purchases through www.autozonepro.com. Additionally, we sell the ALLDATA brand of automotive diagnostic, repair, collision and shop management software through www.alldata.com. We also provide product information on our Duralast branded products through www.duralastparts.com. AutoZone does not derive revenue from automotive repair or installation services.

AutoZone will host a conference call this morning, Tuesday, May 27, 2025, beginning at 10:00 a.m. (ET) to discuss its third quarter results. This call is being webcast and can be accessed, along with supporting slides, at AutoZone’s website at www.autozone.com by clicking on Investor Relations. Investors may also listen to the call by dialing (888) 506-0062, passcode AUTOZONE. In addition, a telephone replay will be available by dialing (877) 481-4010, replay passcode 52323 through June 10, 2025.

This release includes certain financial information not derived in accordance with generally accepted accounting principles (“GAAP”). These non-GAAP measures include adjustments to reflect return on invested capital, adjusted debt and adjusted debt to earnings before interest, taxes, depreciation, amortization, rent and share-based expense (“EBITDAR”). The Company believes that the presentation of these non-GAAP measures provides information that is useful to investors as it indicates more clearly the Company’s comparative year-to-year operating results, but this information should not be considered a substitute for any measures derived in accordance with GAAP. Management targets the Company’s capital structure in order to maintain its investment grade credit ratings. The Company believes this is important information for the management of its debt levels and share repurchases. We have included a reconciliation of this additional information to the most comparable GAAP measures in the accompanying reconciliation tables.

Certain statements herein constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and typically use words such as “believe,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy,” “seek,” “may,” “could” and similar expressions. These statements are based on assumptions and assessments made by our management in light of experience, historical trends, current conditions, expected future developments and other factors that we believe appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including without limitation: product demand, due to changes in fuel prices, miles driven or otherwise; energy prices; weather, including extreme temperatures and natural disasters; competition; credit market conditions; cash flows; access to financing on favorable terms; future stock repurchases; the impact of recessionary conditions; consumer debt levels; changes in laws or regulations; risks associated with self-insurance; war and the prospect of war, including terrorist activity; public health issues; inflation, including wage inflation; exchange rates; the ability to hire, train and retain qualified employees, including members of management; construction delays; failure or interruption of our information technology systems; issues relating to the confidentiality, integrity or availability of information, including due to cyber-attacks; historic growth rate sustainability; downgrade of our credit ratings; damage to our reputation; challenges associated with doing business in and expanding into international markets; origin and raw material costs of suppliers; inventory availability; disruption in our supply chain; tariffs, trade policies and other geopolitical factors; new accounting standards; our ability to execute our growth initiatives; and other business interruptions. These and other risks and uncertainties are discussed in more detail in the “Risk Factors” section in Item 1A under Part 1 of our Annual Report on Form 10-K for the year ended August 31, 2024. Forward-looking statements are not guarantees of future performance and actual results may differ materially from those contemplated by such forward-looking statements. Events described above and in the “Risk Factors” could materially and adversely affect our business. However, it is not possible to identify or predict all such risks and other factors that could affect these forward-looking statements. Forward-looking statements speak only as of the date made. Except as required by applicable law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:
Financial: Brian Campbell at (901) 495-7005, brian.campbell@autozone.com
Media: Jennifer Hughes at (901) 495-6022, jennifer.hughes@autozone.com

AutoZone's 3rd Quarter Highlights - Fiscal 2025
Condensed Consolidated Statements of Operations
3rd Quarter, FY2025
(in thousands, except per share data)
	GAAP Results
	12 Weeks Ended	12 Weeks Ended
	May 10, 2025	May 4, 2024

Net sales	$4,464,339	$4,235,485
Cost of sales	2,110,816	1,969,963
Gross profit	2,353,523	2,265,522
Operating, SG&A expenses	1,487,349	1,365,341
Operating profit (EBIT)	866,174	900,181
Interest expense, net	111,285	104,422
Income before taxes	754,889	795,759
Income tax expense	146,449	144,033
Net income	$608,440	$651,726
Net income per share:
Basic	$36.33	$37.73
Diluted	$35.36	$36.69
Weighted average shares outstanding:
Basic	16,746	17,273
Diluted	17,207	17,761

Year-To-Date 3rd Quarter, FY2025
(in thousands, except per share data)
	GAAP Results
	36 Weeks Ended	36 Weeks Ended
	May 10, 2025	May 4, 2024

Net sales	$12,695,991	$12,284,888
Cost of sales	5,946,010	5,725,698
Gross profit	6,749,981	6,559,190
Operating, SG&A expenses	4,335,891	4,067,163
Operating profit (EBIT)	2,414,090	2,492,027
Interest expense, net	327,736	298,426
Income before taxes	2,086,354	2,193,601
Income tax expense	425,057	433,382
Net income	$1,661,297	$1,760,219
Net income per share:
Basic	$98.80	$100.96
Diluted	$96.17	$98.11
Weighted average shares outstanding:
Basic	16,815	17,434
Diluted	17,274	17,941

Selected Balance Sheet Information
(in thousands)
	May 10, 2025	May 4, 2024	August 31, 2024

Cash and cash equivalents	$268,625	$275,358	$298,172
Merchandise inventories	6,822,881	6,155,300	6,155,218
Current assets	7,985,711	7,289,452	7,306,759
Property and equipment, net	6,727,218	6,049,059	6,183,539
Operating lease right-of-use assets	3,145,590	3,097,047	3,057,780
Total assets	18,621,983	17,108,432	17,176,538
Accounts payable	7,887,417	7,369,673	7,355,701
Current portion of debt	-	500,000	-
Current liabilities	9,465,535	9,192,587	8,714,243
Operating lease liabilities, less current portion	3,020,664	2,963,026	2,960,174
Debt, less current portion	8,853,110	8,496,288	9,024,381
Stockholders' deficit	(3,974,405)	(4,838,237)	(4,749,614)
Working capital	(1,479,824)	(1,903,135)	(1,407,484)

AutoZone's 3rd Quarter Highlights - Fiscal 2025
Condensed Consolidated Statements of Operations

Adjusted Debt / EBITDAR
(in thousands, except adjusted debt to EBITDAR ratio)
	Trailing 4 Quarters
	May 10, 2025	May 4, 2024
Net income	$2,563,505	$2,625,060
Add: Interest expense	480,888	407,153
Income tax expense	666,378	682,310
EBIT	3,710,771	3,714,523

Add: Depreciation and amortization	591,126	532,906
Rent expense(1)	465,339	425,291
Share-based expense	120,516	102,012
EBITDAR	$4,887,752	$4,774,732

Debt	$8,853,110	$8,996,288
Financing lease liabilities	407,487	344,966
Add: Rent x 6(1)	2,792,034	2,551,746
Adjusted debt	$12,052,631	$11,893,000

Adjusted debt to EBITDAR	2.5	2.5

Adjusted After-tax Return on Invested Capital (ROIC)
(in thousands, except ROIC)
	Trailing 4 Quarters
	May 10, 2025	May 4, 2024
Net income	$2,563,505	$2,625,060
Adjustments:
Interest expense	480,888	407,153
Rent expense(1)	465,339	425,291
Tax effect(2)	(194,922)	(171,484)
Adjusted after-tax return	$3,314,810	$3,286,020

Average debt(3)	$8,987,683	$8,243,879
Average stockholders' deficit(3)	(4,538,590)	(4,708,140)
Add: Rent x 6(1)	2,792,034	2,551,746
Average financing lease liabilities(3)	385,328	306,316
Invested capital	$7,626,455	$6,393,801

Adjusted after-tax ROIC	43.5%	51.4%

(1) The table below outlines the calculation of rent expense and reconciles rent expense to total lease cost, per ASC 842, the most directly comparable GAAP financial measure, for the trailing four quarters ended May 10, 2025 and May 4, 2024.

	Trailing 4 Quarters
(in thousands)	May 10, 2025	May 4, 2024
Total lease cost, per ASC 842	$625,740	$558,627
Less: Financing lease interest and amortization	(117,287)	(97,717)
Less: Variable operating lease components, related to insurance and common area maintenance	(43,114)	(35,619)

Rent expense	$465,339	$425,291

(2) Effective tax rate over the trailing four quarters ended May 10, 2025, and May 4, 2024 was 20.6%.
(3)All averages are computed based on trailing five quarter balances.

Other Selected Financial Information
(in thousands)
	May 10, 2025	May 4, 2024
Cumulative share repurchases ($ since fiscal 1998)	$38,070,948	$36,275,471
Remaining share repurchase authorization ($)	1,079,052	1,374,529

Cumulative share repurchases (shares since fiscal 1998)	155,512	154,938

Shares outstanding, end of quarter	16,724	17,144

	12 Weeks Ended	12 Weeks Ended	36 Weeks Ended	36 Weeks Ended
	May 10, 2025	May 4, 2024	May 10, 2025	May 4, 2024

Depreciation and amortization	$144,696	$129,224	$415,787	$374,416

Cash flow from operations	769,030	669,480	2,164,582	1,933,866

Capital spending	345,886	235,103	885,623	725,910

AutoZone's 3rd Quarter Highlights - Fiscal 2025
Condensed Consolidated Statements of Operations
Selected Operating Highlights

Store Count & Square Footage

12 Weeks Ended	12 Weeks Ended	36 Weeks Ended	36 Weeks Ended
May 10, 2025	May 4, 2024	May 10, 2025	May 4, 2024
Domestic:
Beginning stores	6,483	6,332	6,432	6,300
Stores opened	54	32	105	68
Stores closed	-	-	-	(4)
Ending domestic stores	6,537	6,364	6,537	6,364

Relocated stores	2	-	5	3

Stores with commercial programs	6,011	5,843	6,011	5,843

Square footage (in thousands)	43,459	42,078	43,459	42,078

Mexico:
Beginning stores	813	751	794	740
Stores opened	25	12	44	23
Ending Mexico stores	838	763	838	763

Brazil:
Beginning stores	136	108	127	100
Stores opened	5	1	14	9
Ending Brazil stores	141	109	141	109

Total	7,516	7,236	7,516	7,236

Total Company stores opened, net	84	45	163	96

Square footage (in thousands)	50,761	48,567	50,761	48,567
Square footage per store	6,754	6,712	6,754	6,712

Sales Statistics
(in thousands, except sales per average square foot)
12 Weeks Ended	12 Weeks Ended	Trailing 4 Quarters	Trailing 4 Quarters
Total AutoZone Stores (Domestic, Mexico and Brazil)	May 10, 2025	May 4, 2024	May 10, 2025 (1)	May 4, 2024
Sales per average store	$586	$576	$2,514	$2,472
Sales per average square foot	$87	$86	$373	$369

Auto Parts (Domestic, Mexico and Brazil)
Total auto parts sales	$4,378,327	$4,156,411	$18,545,257	$17,647,873
% Increase vs. LY	5.3%	3.5%	5.1%	5.0%

Domestic Commercial
Total domestic commercial sales	$1,270,332	$1,147,113	$5,112,930	$4,719,208
% Increase vs. LY	10.7%	3.3%	8.3%	3.9%

Average sales per program per week	$17.7	$16.4	$16.3	$16.0
% Increase vs. LY	7.9%	(2.4%)	1.9%	(1.2%)

All Other, including ALLDATA
All other sales	$86,012	$79,074	$356,114	$327,633
% Increase vs. LY	8.8%	7.1%	8.7%	8.1%

(1) Fiscal 2024 results include an additional week of sales of approximately $359.1 million for Total Auto Parts, $95.7 million for Domestic Commercial and $6.7 million for All Other. Sales per average store and sales per square foot benefited from the additional week by $49K and $7K, respectively.

12 Weeks Ended	12 Weeks Ended	36 Weeks Ended	36 Weeks Ended
Same store sales (2)	May 10, 2025	May 4, 2024	May 10, 2025	May 4, 2024
Domestic	5.0%	0.0%	2.4%	0.5%
International	(9.2%)	18.1%	(5.7%)	22.2%
Total Company	3.2%	1.9%	1.4%	2.7%

International - Constant Currency	8.1%	9.3%	10.4%	10.2%
Total Company - Constant Currency	5.4%	0.9%	3.4%	1.5%

(2) Same store sales are based on sales for all stores open at least one year. Constant Currency same store sales exclude the impact of fluctuations of foreign currency exchange rates by converting both the current year and prior year international results at the prior year foreign currency exchange rate.

Inventory Statistics (Total Stores)
as of	as of
May 10, 2025	May 4, 2024
Accounts payable/inventory	115.6%	119.7%

(in thousands)
Inventory	$6,822,881	$6,155,300
Inventory per store	908	851
Net inventory (net of payables)	(1,064,536)	(1,214,373)
Net inventory/per store	(142)	(168)

Trailing 5 Quarters
May 10, 2025	May 4, 2024
Inventory turns	1.4	x	1.4	x